EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2017, relating to the consolidated financial statements of Global Water Resources, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Global Water Resources, Inc. for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

August 8, 2017